Exhibit 11.1



                               SODAK GAMING, INC.

                       CALCULATION OF EARNINGS PER COMMON
                           AND COMMON EQUIVALENT SHARE


                                                      THREE           THREE             SIX              SIX
                                                     MONTHS           MONTHS           MONTHS           MONTHS
                                                      ENDED            ENDED           ENDED             ENDED
                                                     JUNE 30,         JUNE 30,        JUNE 30,          JUNE 30,
                                                      1997             1996             1997             1996
                                                   -----------      -----------      -----------      -----------
SHARES OUTSTANDING
  Weighted average common shares outstanding        22,758,231       22,727,970       22,757,961       22,725,122
  Adjustments for common stock equivalents(1)          141,921          166,180          168,204          152,840
                                                   -----------      -----------      -----------      -----------

  WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES OUTSTANDING             22,900,152       22,894,150       22,926,165       22,877,962

                                                   ===========      ===========      ===========      ===========

NET EARNINGS                                       $ 2,427,181      $ 4,081,325      $ 3,706,692      $ 6,779,052
                                                   ===========      ===========      ===========      ===========

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                         $      0.11      $      0.18      $      0.16      $      0.30
                                                   ===========      ===========      ===========      ===========



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(1)    Represents adjustment computed under the treasury stock method for stock options granted at fair market value at date of grant.